UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2023

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38386		26-3039436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
675 Ponce de Leon Avenue NE, Suite 4100	Atlanta	Georgia	30308
(Address of principal executive offices, including zip code)
	(888)	798-5802
(Registrant's telephone, including area code)
675 Ponce de Leon Avenue NE, Suite 6000, Atlanta, GA 30308
(Registrant's telephone, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CDLX	The Nasdaq Stock Market LLC
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Appointment of Director Andre Fernandez
On January 1, 2024, the board of directors (the “Board”) of Cardlytics, Inc. (the “Company”) appointed Andre Fernandez to serve as a director of the Company and as a member of the audit committee of the Board (“Audit Committee”). Mr. Fernandez will serve as a Class III director whose term will expire at the 2024 annual meeting of stockholders.
There is no arrangement or understanding between Mr. Fernandez and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Fernandez and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Mr. Fernandez requiring disclosure under Item 404(a) of Regulation S-K.
Andre Fernandez, age 55, served as the Chief Financial Officer of WeWork, Inc. from June 2022 to June 2023. Prior to his time at WeWork, Mr. Fernandez served as EVP and Chief Financial Officer of NCR Corporation from August 2018 to October 2020. Prior to his time at NCR, Mr. Fernandez served as President and Chief Executive Officer of CBS Radio from 2015 to 2017. Prior to his time at CBS Radio, Mr. Fernandez held various positions of authority, including Chief Operating Officer and Chief Financial Officer, at Journal Communications Inc. from 2008 to 2015. Prior to his time at Journal Communications, Mr. Fernandez held various positions of authority at General Electric from 1997 to 2008. Mr. Fernandez serves on the board of directors of FaZe Holdings, Inc., a position he has held since July 2022. Mr. Fernandez earned his A.B. in economics from Harvard College.
In accordance with the Company’s compensation for non-employee directors, upon his commencement of service as a director, Mr. Fernandez was granted 4,310 restricted stock units, which will vest in full on the first anniversary of the grant date, provided that Mr. Fernandez is, as of such vesting date, then a director of the Company. Additionally, Mr. Fernandez will be entitled to receive an annual retainer of $30,000 for his service as director and an additional annual retainer of $20,000 for his service as a member of the Audit Committee. At each annual stockholder meeting following which Mr. Fernandez’s term as a director continues, Mr. Fernandez will be entitled to receive an additional restricted stock unit award with a grant date fair value of $165,000, not to exceed 11,000 shares of common stock underlying such award, which award will vest in full on the first anniversary of such grant date, provided that Mr. Fernandez is, as of such vesting date, then a director of the Company. Mr. Fernandez has also entered into the Company’s standard form of indemnification agreement.
Appointment of Director Jon Francis
On January 1, 2024, the Board appointed Jon Francis to serve as a director of the Company. Mr. Francis will serve as a Class I director whose term will expire at the 2025 annual meeting of stockholders.
There is no arrangement or understanding between Mr. Francis and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Francis and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Mr. Francis requiring disclosure under Item 404(a) of Regulation S-K.
Jon Francis, age 52, has served as the Chief Data and Analytics Officer of General Motors Company since July 2022. Prior to his time at General Motors, Mr. Francis served as the Head of Global Analytics and Decision Sciences at PayPal Holdings, Inc. from November 2021 to July 2022. Prior to his time at PayPal, Mr. Francis held various positions of authority, including Chief Digital and Analytics Officer, at Starbucks Corporation from 2015 to October 2021. Mr. Francis earned a B.B.A. in Math and Statistics from St. Olaf College and an M.S. in Statistics from Oregon State University.
In accordance with the Company’s compensation policy for non-employee directors, upon his commencement of service as a director, Mr. Francis was granted 4,310 restricted stock units, which will vest in full on the first anniversary of the grant date, provided that Mr. Francis is, as of such vesting date, then a director of the Company. Additionally, Mr. Francis will be entitled to receive an annual retainer of $30,000 for his service as director. At each annual stockholder meeting following which Mr. Francis’s term as a director continues, Mr. Francis will be entitled to receive an additional restricted stock unit award with a grant date fair value of $165,000, not to exceed 11,000 shares of common stock underlying such award, which award will vest in full on the first anniversary of such grant date, provided that Mr. Francis is, as of such vesting date, then a director of the Company. Mr. Francis has also entered into the Company’s standard form of indemnification agreement.

Resignation of Director John V. Balen
On December 29, 2023, John V. Balen provided notice to the Board that he was resigning as chairperson of the Board, as a member of the Board, as committee chairperson of the nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”), and as a member of the compensation committee of the Board, effective January 1, 2024. Mr. Balen, who had served as a valued member of the Board since 2008, did not resign as the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies, or practices of the Company. The Company thanks Mr. Balen for his contributions to the Company over the years.
Resignation of Director David Adams
On December 29, 2023, David Adams provided notice to the Board that he was resigning as a member of the Board, as committee chairperson of the Audit Committee, and as a member of the Nominating and Corporate Governance Committee, effective as of January 1, 2024. Mr. Adams, who had served as a valued member of the Board since 2011, did not resign as the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies, or practices of the Company. The Company thanks Mr. Adams for his contributions to the Company over the years.
Appointment of Chairperson of the Board
On January 1, 2024, the Board, with the recommendation of the Nominating and Corporate Governance Committee, appointed Jack Klinck as the chairperson of the Board, effective as of January 1, 2024.
Appointment of Chairperson of the Audit Committee
On January 1, 2024, the Board, with the recommendation of the Nominating and Corporate Governance Committee, appointed Scott Hill as the committee chairperson of the Audit Committee, effective as of January 1, 2024.
Appointment of Chairperson of the Nominating and Corporate Governance Committee
On January 1, 2024, the Board, with the recommendation of the Nominating and Corporate Governance Committee, appointed Jack Klinck as the committee chairperson of the Nominating and Corporate Governance Committee, effective as of January 1, 2024.
ITEM 7.01 REGULATION FD DISCLOSURE
On January 2, 2024, the Company issued a press release announcing the appointment of Mr. Fernandez and Mr. Francis to the Board of Directors and the resignation of Mr. Balen and Mr. Adams from the Board.
A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report. The information contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit	Exhibit Description
99.1	Press release dated January 2, 2024

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardlytics, Inc.

Date:	January 2, 2024	By:	/s/ Alexis DeSieno
Alexis DeSieno
Chief Financial Officer (Principal Financial and Accounting Officer)